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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 5, 2003

VIA NET.WORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29391 (Commission File Number)	84-1412512 (IRS Employer Identification Number)

H. Walaardt Sacrestraat 401-403
1117 BM Schiphol-Oost
The Netherlands
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +-31 203 483800

St. Giles House, 25 Kings Road, Reading RG1 3AR, United Kingdom
(Former address of principal executive offices)

Item 5. Other Events and Regulation FD Disclosure

        On September 5, 2003 VIA NET.WORKS, Inc. issued a press release announcing a change in its management team. A copy of the press release is attached as Exhibit 99.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  Description.

  (c)
  Exhibit.

99	Press Release, dated September 5, 2003, announcing change in VIA NET.WORKS management team.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2003	VIA NET.WORKS, Inc.
	By:	/s/ MATT S. NYDELL Matt. S. Nydell Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

99	Press Release, dated September 5, 2003, announcing change in VIA NET.WORKS management team.

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SIGNATURES
EXHIBIT INDEX